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                          EL PASO NATURAL GAS COMPANY

                           EARNINGS PER COMMON SHARE
                             Form 10-Q, Exhibit 11



                                                        Third Quarter                    Nine Months
                                                ----------------------------    ----------------------------
                                                    1996            1995            1996            1995
                                                ------------    ------------    ------------    ------------
Income available for common stock dividends     $ 24,807,000    $ 20,289,000    $ 13,984,000    $ 62,459,000

Primary average common shares outstanding         36,319,086      33,830,327      35,666,868      34,589,863
Primary earnings per share                            0.6830          0.5997          0.3921          1.8057

Fully diluted average common shares outstanding   37,305,664      34,053,823      36,602,621      34,823,887
Fully diluted earnings per common share         $     0.6650    $     0.5958    $     0.3820    $     1.7936
